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                                                                      EXHIBIT 25




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (1,000,000 shares of common stock, par value $0.01 per share of CECO Environmental Corp.) of our report dated January 27, 1995 included in CECO Environmental Corp.'s Form 10-KSB for the year ended December 31, 1994.





                                                     /s/ Margolis & Company P.C.

                                                         Margolis & Company P.C.


Bala Cynwyd, PA
August 29, 1995